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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               FEBRUARY 11, 1998

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    STATE OF TEXAS              0-9204                      74-1492779
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)


                              5735 PINELAND DRIVE
                                   SUITE 235
                              DALLAS, TEXAS 75231
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 11, 1998, EXCO Resources, Inc., a Texas corporation ("EXCO"), acquired from Osborne Oil Company, Homer C. Osborne, Gypsy Production Company, Haynes & Associates, Howard W. Haynes, Maverick Partners, Ltd., Genoveva Hooper, Richard E. Miller, Lawrence S. Robinson, Jaro Investments, Inc., Charles Yeager, Leon A. Greenblatt, Richard A. Lindberg, Donald W. Hanley, Michael Buchanan, David H. Segrest, Marie Capparelli, Executor of the Estate of Wallace Page, and W.R. Thompson (collectively, the "Sellers") certain oil and natural gas working interests in the Chittim/Barclay Ranch Properties located in Maverick County, Texas (collectively, the "Maverick County Properties"). Mr. Miller is General Counsel and Secretary of the Company. The Maverick County Properties include 7 gross productive wells (5.34 net productive wells) with current net production of approximately 4.5 barrels of oil and 1,007,000 cubic feet of natural gas per day, and 6 gross (5.18 net) non-producing wells which the majority shall require recompletions and/or workovers. In the future, 2 gross (1.48 net) developed wells are planned to be drilled on these properties. The Maverick County Properties include 280 gross (213 net) developed acres and 4,247 gross (3,616 net) undeveloped acres. Based on independent engineer estimates as of January 1, 1998, the Maverick County Properties are estimated to contain 8,254 barrels ("Bbls") of oil and 2,905,569 million cubic feet ("Mcf") of natural gas of proved reserves. Approximately 70% of the estimated proved reserves of the Maverick County Properties are classified as developed. The acquisition also includes an 86.9% interest in a gas gathering system and an 88% interest in a gas processing plant, both of which are operated by Osborne Oil Company.

         The aggregate purchase price paid for the Maverick County Properties was $760,200. The amount of consideration was determined through arm's length negotiations taking into account estimates of recoverable reserves, further development of proved undeveloped reserves and current oil and natural gas prices, and was calculated by multiplying each Seller's interest in the acquired properties by the allocated value for the property. EXCO obtained a portion of the cash for the purchase price from its credit facility with NationsBank of Texas, N.A. and the balance came from working capital. The Maverick County Properties have been mortgaged under the credit facility.

ITEM 5.  OTHER EVENTS

         On February 11, 1998, EXCO entered into a credit agreement with NationsBank of Texas, N.A. as agent and lender (the "Credit Facility"). The Credit Facility provides for borrowings up to $50 million, subject to borrowing base limitations.

         The Credit Facility consists of a regular revolver which at February 13, 1998, had a borrowing base of $2.2 million. At February 13, 1998, approximately $1.6 million was available to be borrowed under the Credit Facility. A portion of the borrowing base is available for the issuance of letters of credit. All borrowings under the Credit Facility are secured by a first lien deed of trust providing a security interest in tangible and intangible assets representing at least 90% of the assessed present value of EXCO's oil and gas properties.

         The Credit Facility provides that if EXCO's aggregate outstanding indebtedness is less than $5,000,000, advances will bear interest at 1.5% over the appropriate LIBOR rate. If the aggregate outstanding indebtedness is greater than $5,000,000, then advances will bear
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interest at 1.0% over LIBOR if the borrowing base usage is less than 50%, 1.25%
over LIBOR if the borrowing base usage is between 50-70%, 1.5% over LIBOR if the borrowing base usage is between 70-90%, and 1.75% over LIBOR if the borrowing base usage exceeds 90%. The Credit Facility also permits EXCO to repay and reborrow amounts under the Credit Facility without any penalty, thereby allowing EXCO the flexibility to utilize any available cash to reduce its outstanding indebtedness and thus, its costs of borrowed funds. Alternatively, EXCO can elect to be charged the Base Rate (as defined) to determine interest on aggregate outstanding indebtedness.

         Under the terms of the Credit Facility, EXCO must not permit its Current Ratio (as defined) of Consolidated Current Assets (as defined) to its Consolidated Current Liabilities (as defined) to be less than 1.0 to 1.0 at any time. Furthermore, EXCO must not permit its Consolidated Tangible Net Worth (as defined) to be less than $500,000 at any time between February 11, 1998 and March 31, 1999. In addition, by March 31, 1999, EXCO's Consolidated Tangible Net Worth must increase by 50% of EXCO's Consolidated Net Income (as defined) for the fiscal quarter then ended and for every fiscal quarter thereafter must increase by 50% of EXCO's Consolidated Net Income for the fiscal quarter then ended.

         No principal amortization shall be required during the Credit Facility period as long as the aggregate principal balance does not exceed the borrowing base then in effect. However, if a borrowing base deficiency exists after giving effect to the redetermination, then EXCO must either (a) eliminate such borrowing base deficiency by making a single mandatory prepayment of principal on the revolving loan in an amount equal to the entire amount of such borrowing base deficiency on the first monthly date following the date on which such borrowing base deficiency is determined to exist, (b) eliminate such deficiency by making six (6) consecutive mandatory prepayments of principal on the revolving loan each of which shall be in the amount of one sixth (1/6th) of the amount of such borrowing base deficiency commencing on the first monthly date following the date on which such borrowing base deficiency is determined to exist and continuing on each monthly date thereafter, or (c) eliminate such borrowing base deficiency by submitting additional mineral interests to banks on the first monthly date following the date on which such borrowing base deficiency is determined to exist for evaluation as borrowing base properties which banks, in their sole discretion, determine have a value sufficient to increase the borrowing base by at least the amount of the borrowing base deficiency. If by the first scheduled borrowing base redetermination EXCO has not raised a minimum of $10.0 million in additional cash equity, then, beginning July 20, 1998 and on the twentieth of each month thereafter, EXCO will be required to amortize the then outstanding debt balance by applying 75% of the previous month's net revenues to the Credit Facility. The Credit Facility matures on February 11, 2000.

         EXCO's next borrowing base redetermination is scheduled for no later than July 1, 1998, and semi-annually thereafter. EXCO may seek additional borrowing capacity at that time for its development drilling program. However, there is no assurance that the current development program will result in increased collateral values or that such values will enable EXCO to borrow the funds needed to continue the program.

         The Credit Facility contains a number of covenants affecting EXCO's liquidity and capital resources, including restrictions on EXCO's ability to incur indebtedness other than under the Credit Facility at any time in an amount exceeding $100,000 or to pledge assets outside of the Credit Facility, EXCO's maintenance of a minimum net worth and restrictions on the payment of dividends on EXCO's capital stock.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial statements of business required.

                 As permitted by Form 8-K, the required historical financial statements in respect of the Maverick County Properties will be filed by amendment to this Form 8-K no later than April 27, 1998.

         (b)     Pro forma financial information.

                 As permitted by Form 8-K, the required pro forma financial information in respect of the Maverick County Properties will be filed by amendment to this Form 8-K no later than April 27, 1998.

         (c)     Exhibits

                 4.1 Purchase and Sale Agreement between EXCO Resources, Inc. and Osborne Oil Company, et al., dated January 27, 1998.

                 10.1 Credit Agreement among EXCO Resources, Inc., as borrower, NationsBank of Texas, N.A., as agent, and financial institutions listed on Schedule I, dated February 11, 1998.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                EXCO RESOURCES, INC.


                                By: /s/ J. DOUGLAS RAMSEY
                                   ---------------------------------------
                                Name:   J. Douglas Ramsey
                                Title:  Chief Financial Officer and
                                        Vice-President

Dated: February 24, 1998





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                                 EXHIBIT INDEX


EXHIBIT
  NO.                   DESCRIPTION
-------                 -----------

4.1    Purchase and Sale Agreement between EXCO Resources, Inc. and Osborne Oil Company, et al., dated January 27,
       1998.

10.1   Credit Agreement among EXCO Resources, Inc., as borrower, NationsBank of Texas, N.A., as agent, and financial institutions listed on Schedule I, dated February 11, 1998.




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